EXHIBIT 4.10

RESTATED BYLAWS OF

FIRST INTERSTATE BANCSYSTEM, INC.

1. CORPORATION OFFICES

     1.1 Registered Office.

     The registered office of the Corporation required by the Montana Business Corporation Act (“Act”) to be maintained in Montana may be, but need not be, identical with the principal office of the Corporation if the principal office is maintained in Montana. The registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

2. SHAREHOLDERS

     2.1 Annual Meeting.

     The annual meeting of shareholders shall be held at such time as is determined by the Board of Directors for the purpose of electing Directors and for the transaction of any other business as may come before the meeting. If the election of Directors is not held on the day designated in this bylaw for any annual meeting of shareholders, or at any continuation of the meeting after adjournment, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon afterwards as is convenient.

     2.2 Special Meetings.

     Special meetings of shareholders may be called by the Chairman of the Board or the Board of Directors, and shall be called by the Chairman of the Board upon the written demand by holders of not less than ten percent (10%) of all the outstanding shares entitled to vote at the meeting. The written demand must be delivered to the Corporation’s Secretary and must describe the purpose for which the special meeting is to be held. Only business within the purposes described in the notice of meeting may be conducted at a special meeting.

     2.3 Place of Meeting.

     The Board of Directors may designate any place, either inside or outside of Montana, as the meeting place for any meeting of shareholders. All shareholders entitled to vote at the meeting may agree by written consents, which may be in the form of a waiver of notice or otherwise, to another place of meeting that may be either inside or outside of Montana. If no designation is made, the place of meeting shall be the principal office of the Corporation.

2.4 Notice of Meeting.

(a)	Required Notice. Written notice stating the date, time, and place of any annual or special meeting of shareholders shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to any other shareholder entitled by the Act to receive notice of the meeting.

(b)	Adjourned Meeting. If any meeting of shareholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is, or must be fixed under bylaw 2.5, notice of the adjourned meeting must be given to those persons or entities who are shareholders as of the new record date.

(c)	Waiver of Notice. A shareholder may waive any notice required by the Act, articles of incorporation, or these bylaws, either before or after the date and time stated in the notice, by signing a written waiver of notice and delivering it to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting:

(1)	waives the shareholder’s right to object to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)	waives the shareholder’s right to object to consideration of a particular matter at the meeting that is not within the purposes described in the notice of meeting, unless the shareholder objects to considering the matter when it is presented.

(d)	Contents of Notice. The notice of each special meeting of shareholders shall include a description of the purposes for which the meeting is called. Except as otherwise provided in the Act, the articles of incorporation, or this bylaw 2.4, the notice of an annual meeting of shareholders need not include a description of the purposes for which the meeting is called.

Regardless of whether the notice is of an annual or special meeting of shareholders, if a purpose of the meeting is for the shareholders to consider:

(1)	a proposed amendment to or restatement of the articles of incorporation requiring shareholder approval;

(2)	a plan of merger or share exchange;

(3)	the sale, lease, exchange, or other disposition of all, or substantially all, of the property of the Corporation not in the usual and regular course of business;

(4)	the dissolution of the Corporation; or

(5)	the removal of a Director,

then the notice must state this purpose and be accompanied, as applicable, by:

(1)	a copy or summary of the amendment or restatement of the articles of incorporation;

(2)	a copy or summary of the plan of merger or share exchange; and

(3)	a description of the transaction for disposition of all the property of the Corporation.

2.5 Fixing of Record Date.

(a)	Purpose of Fixing a Record Date. The Board of Directors may fix in advance a date as the record date in order to determine shareholders entitled to receive notice of any meeting of shareholders, to demand a special meeting, to vote, to receive payment of any distribution or dividend, or to take any other action. A record date fixed under this bylaw shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

(b)	If No Record Date Is Fixed. If the Board of Directors does not fix a record date for any purpose described in bylaw 2.5(a), the record date for the determination of shareholders shall be as follows:

(1)	For determining shareholders entitled to notice of, or vote at, any meeting of shareholders, the day before the first notice is delivered to shareholders;

(2)	For determining shareholders entitled to demand a special meeting, the date the first shareholder signs the demand;

(3)	For determining shareholders entitled to take action without a meeting, the date the first shareholder signs a consent;

(4)	For determining shareholders entitled to a share dividend, the date the Board of Directors authorizes the share dividend; and

(5)	For determining shareholders entitled to a distribution, other than a distribution involving a purchase, redemption, or other acquisition of the Corporation’s shares, the date the Board of Directors authorizes the distribution.

(c)	Fixed Record Dates and Adjournment. A determination of shareholders entitled to notice of, and vote at, a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which the Board of Directors must do if the meeting is adjourned to a date more than one-hundred twenty (120) days after the date fixed for the original meeting.

     2.6 List of Shareholders.

     After fixing a record date for a shareholders’ meeting, the Secretary of the Corporation shall prepare an alphabetical list of the names of all shareholders entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder and shall be arranged by voting group and, within each voting group, by class or series of shares. The shareholders’ list must be available for inspection by any shareholder, beginning two (2) business days after notice is given of the meeting for which the list was prepared and continuing through the meeting and any adjournment thereof, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.

     2.7 Quorum and Voting Requirements.

     A majority of the votes entitled to be cast on a matter, represented at a meeting in person or by proxy, constitutes a quorum of the shareholders for action on that matter. Once a share is represented for any purpose at a meeting, either in person or by proxy, the share is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act requires a greater number of affirmative votes. As provided in the Articles of Incorporation of the Corporation, cumulative voting in the election of Directors shall not be permitted with respect to the Corporation. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (e.g. if three (3) Director positions are vacant and if there are five (5) Director nominees, the three Director nominees receiving the highest number of votes shall be elected).

     2.8 Proxies.

     At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for that shareholder by signing an appointment form, either personally or by attorney-in-fact. The appointment of a proxy becomes effective when received by the Secretary of the Corporation and ceases to be effective after eleven (11) months, unless otherwise provided in the appointment form.

     2.9 Voting of Shares.

     Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. Shares acquired by the Corporation constitute authorized but unissued shares, and those shares are not entitled to vote as long as they are owned by the Corporation.

3. BOARD OF DIRECTORS

     3.1 Management by Board of Directors.

     All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

     3.2 Number and Tenure of Directors.

(a)	The number of Directors of the Corporation shall be at least five (5) and not more than eighteen (18). The number of Directors within that range can be increased or decreased by resolution of the Board of Directors and no decrease shall have the effect of shortening the term of any incumbent Director. After expiration of a Director’s term, the Director shall continue to serve until a successor has been elected and qualified or until there is a decrease in the number of Directors. Directors need not be residents of the State of Montana or shareholders of the Corporation.

(b)	The Directors shall be divided into three classes, each class to be as nearly equal with the other classes in number as possible. The term of the office of each class of Directors shall be three years. Each Director shall hold office until the expiration of such Director’s term or until a Director dies, resigns, or is removed. At each annual meeting, the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office. In the case of increases or decreases in the number of Directors of the corporation, each class shall bear its reduction or increase proportionately.

(c)	There are no term limits for Directors. However, subject to applicable law, no Director may stand for re-election to the Board of Directors after he or she has reached the age of 72.

(d)	If a Director’s principal position, status, or employment should substantially change, the Director must submit his or her resignation as a Director.

     3.3 Qualification of Directors.

     All Directors of the Corporation must be committed to the furtherance of the vision and goals of the Corporation and must be willing to devote the necessary time and energy for the self-education, corporate functions, and other actions necessary to fulfill this commitment. Directors have a fiduciary duty to the Corporation and shall make all decisions in a manner that is in the best interests of the Corporation and its shareholders. Directors shall not advocate or act in the best interests of any person or group unless it also serves the best interests of the Corporation and its shareholders.

     3.4 Regular Meetings.

     The Board of Directors shall set the time, date, and place, either inside or outside of Montana, of regular meetings of the Board of Directors without notice other than inclusion of the scheduled time, date, and place in the minutes of the Board of Directors meetings. Regular meetings of the Board of Directors shall be held bi-monthly, unless otherwise determined by the Board of Directors. The Board of Directors shall hold an annual meeting within two (2) months of the annual meeting of shareholders. No additional notice of an annual meeting of the Board of Directors is required.

     3.5 Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by written request of not less than one-third (1/3) of the number of acting Directors. The time, date, and place of any special meeting shall be determined by the Chairman of the Board of Directors.

     3.6 Meetings by Conference Telephone.

     The Board of Directors may permit any or all Directors to participate in a meeting of the Board of Directors by, or conduct the meeting through use of, conference telephone or any means of communication by which all persons participating in the meeting may hear each other simultaneously during the meeting. A Director participating in a meeting by conference telephone is deemed present in person at the meeting. The Chairman of the meeting may establish reasonable rules as to conducting the meeting by telephone.

     3.7 Notice of and Waiver of Notice of Special Meetings.

(a)	Notice. The Secretary of the Corporation shall give either oral or written notice of the time, date, and place of any special meeting of the Board of Directors at least two (2) days before the meeting.

(b)	Waiver of Notice. Any Director may waive notice of any meeting before or after the date and time stated in the notice. Except as otherwise provided in this bylaw, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director, at the beginning of the meeting or promptly upon the Director’s arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

     3.8 Quorum and Voting Requirements.

     A majority of the number of Directors fixed by bylaw 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Each Director shall have one (1) vote. Directors shall not vote or sign Directors’ resolutions by proxy.

     3.9 Presumption of Assent.

     The Corporation shall deem a Director who is present at a meeting of the Board of Directors to have assented to the action taken unless: (a) the Director objects at the beginning of the meeting or promptly upon the Director’s arrival to holding the meeting or transacting business at the meeting and delivers written notice of the Director’s objection to the presiding officer before adjournment of the meeting or to the Corporation immediately after adjournment of the meeting; or (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer before adjournment of the meeting or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     3.10 Action Without Meeting.

     Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all of the Directors sign a written consent describing the action taken and deliver the consent to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. An action taken under this bylaw without a meeting is effective when the last Director signs the consent, unless the consent specifies a different effective date. A consent signed under this bylaw has the effect of a meeting vote and may be described as a vote in any document.

     3.11 Removal of Directors.

     Shareholders may remove one or more Directors at a meeting of shareholders if the notice of meeting states that a purpose of the meeting is the removal of one or more Directors. Any Director or the entire Board of Directors may be removed, with or without cause, by a vote of holders of a majority of the shares entitled to vote at an election of Directors.

     3.12 Vacancies.

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the shareholders may fill the vacancy. If the shareholders fail or are unable to fill the vacancy, then and until the shareholders act:

(a)	the Board of Directors may fill the vacancy; or

(b)	if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all Directors remaining in office.

     A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director’s predecessor in office.

     3.13 Compensation.

     By authorization of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and attendance at each meeting of a committee of the Board of Directors. Additionally, by authorization of the Board of Directors, the Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or each meeting of committees of the Board of Directors, a stated retainer as a Director, and a fixed sum for holding the office of Chairman of the Board of Directors, Vice Chairman of the Board of Directors, or Chairman of a Board committee.

     3.14 Committees of the Board of Directors. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have at least two (2) Board members as committee members who shall serve for a one year term at the pleasure of the Board of Directors or for such other period of time as determined by the Board of Directors. The Board of Directors may also appoint Directors as non-voting, non-compensated ex officio members to Board committees. The creation of a committee and appointment of members to it must be approved by a majority of the Directors in office when the action is taken. The Board of Directors shall appoint a Chairman of each committee by majority vote of the Directors in office when the action is taken. If the Board of Directors does not appoint a Chairman of a committee, the committee shall elect a Chairman. The provisions of bylaws 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, and 3.10 shall be applicable to committees of the Board and their members. Each committee may exercise the authority granted to it by the Board of Directors; provided, however, a committee shall not:

(a)	authorize distributions;

(b)	approve or propose to shareholders actions that the Act or the Articles of Incorporation require to be approved by the shareholders;

(c)	fill vacancies on the Board of Directors or on any of its committees;

(d)	amend the Articles of Incorporation;

(e)	adopt, amend, or repeal the bylaws;

(f)	approve a plan of merger not requiring shareholder approval;

(g)	authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)	authorize or approve the issuance of or sale or contract for the sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

4. OFFICERS

     4.1 Required and Permissible Officers.

     The officers of the Corporation shall include a Chairman of the Board of Directors, a Secretary, a Chief Executive Officer, and a Chief Financial Officer. In the discretion of the Board of Directors, it shall be permissible to elect a Vice-Chairman of the Board of Directors, a President, one or more Vice-Presidents, and any other officers and assistant officers deemed to be necessary or helpful. Such officers shall have such duties and powers as from time to time assigned to them by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

     4.2 Election and Term of Office.

     The Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, if any, the Secretary, and all executive officers of the Corporation (i.e. the Chief Executive Officer, the Chief Financial Officer, the President, if any, the Chief Credit Officer, if any, the Chief Administration Officer, if any, the Chief Information Officer, if any, the Director of Marketing, if any, the Branch Administration Officer, if any, and the Regional Presidents, if any) shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers is not held at the annual meeting, the election shall be held as soon afterwards as is convenient. Each officer shall hold office until a successor is duly elected and qualified or until the officer’s death, resignation, or removal. The designation of a specified term does not grant contract rights to any officer and the

Board of Directors can remove the officer at any time prior to the termination of the officer’s term.

     4.3 Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or Chief Executive Officer may from time to time determine.

     4.4 Removal of Officers.

     The Board of Directors may remove any officer or agent at any time with or without cause. The removal shall be without prejudice to the officer’s contract rights, if any, with the Corporation and to the contract rights of the Corporation, if any, with the officer. The election or appointment of an officer or agent by the Board of Directors does not itself create contract rights.

     4.5 Vacancies.

     A vacancy in any office due to the death, resignation, removal, or other cessation or failure of an officer to act, may be filled by the Board of Directors for the unexpired portion of the term of office.

     4.6 Chairman of the Board of Directors.

     Annually, the Board of Directors shall elect a Chairman of the Board of Directors who shall be an elected Director. The Chairman of the Board of Directors shall:

(a)	preside at all meetings of the shareholders and all meetings of the Board of Directors;

(b)	lead the Board of Directors in carrying out the authority set forth in paragraph 3.1;

(c)	represent the Board of Directors in all corporate matters;

(d)	communicate the direction of the Board of Directors to the Chief Executive Officer of the Corporation;

(e)	communicate with and report to the shareholders of the Corporation; and

(f)	sign certificates for shares of the Corporation.

Additionally, the Chairman of the Board shall work with the Chief Executive Officer on external relations, business development initiatives, major acquisitions and divestitures, strategic and capital plans, and shall have such other responsibilities as designated by the Board of Directors. If there is no Chief Executive Officer or President, then the Chairman of the Board of Directors shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in bylaw 4.10.

     4.7 Vice-Chairman of the Board of Directors.

     The Board of Directors may elect a Vice-Chairman of the Board of Directors who shall be an elected Director. When there is a Vice-Chairman, the Vice-Chairman shall perform the Chairman’s duties in the absence of the Chairman, or in the event of the Chairman’s death, inability, or refusal to act, and when so acting, shall have all the powers and be subject to all the restrictions upon the Chairman. Any Vice-Chairman may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation. In general, the Vice-Chairman shall perform any other duties that the Board of Directors may assign to the Vice-Chairman.

     4.8 Secretary.

     The Secretary shall:

(a)	report to the Chairman of the Board of Directors of the Corporation;

(b)	keep the minutes of meetings of shareholders and of the Board of Directors;

(c)	see that all notices are duly given in accordance with these bylaws or as required by law;

(d)	be custodian of the corporate records and of any seal of the Corporation;

(e)	when requested or required, authenticate any records of the Corporation;

(f)	keep a current list of the names and addresses of all shareholders;

(g)	sign with the Chairman of the Board of Directors, certificates for shares of the Corporation, the issuance of which has been authorized by resolution of the Board of Directors;

(h)	have general charge of the stock transfer books of the Corporation; and

(i)	in general, perform all duties incident to the office of Secretary and any other duties that the Chairman of the Board of Directors or the Board of Directors may assign to the Secretary.

     4.9 Assistant Secretaries Any assistant secretaries, when authorized by the Board of Directors, may sign and issue with the Chairman of the Board, Chief Executive Officer, or other authorized officer, certificates for shares of the Corporation, and may perform any of the duties of the Secretary.

     4.10 Chief Executive Officer.

     The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general:

(a)	supervise and control all of the business and affairs of the Corporation and its officers and employees with the exception of any activities explicitly retained by the Board of Directors;

(b)	be responsible and accountable for all day to day operations of the Corporation;

(c)	annually develop and submit to the Board of Directors a strategic plan that achieves the Corporation’s strategic vision consistent with the Corporation’s values;

(d)	develop and oversee management policies of the Corporation;

(e)	ensure that the policies and direction of the Board of Directors are followed;

(f)	ensure that the Corporation continuously complies with all applicable laws, rules, regulations, and orders of any governmental or regulatory body having jurisdiction over the Corporation, its operations, and assets;

(g)	ensure that the Corporation retains and maintains in good standing all necessary licenses, permits, approvals, and authorizations required for its ongoing operations;

(h)	perform all duties incident to the office of Chief Executive Officer and any other duties that the Board of Directors may assign to the Chief Executive Officer; and

(i)	report directly to the Board of Directors through the Chairman of the Board.

     The Chief Executive Officer may delegate such responsibilities to designated employees or agents of the Corporation.

     The Chief Executive Officer may sign certificates for shares of the Corporation and may sign any deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chief Executive Officer may delegate such authority to sign deeds, mortgages, bonds, contracts, or other instruments, except for certificates for shares of the Corporation, to designated employees or agents of the Corporation.

     4.11 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer may select. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer, shall render to the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President and Directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

     4.12 President. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these bylaws, the Chairman of the Board of Directors, or the Chief Executive Officer.

     4.13 Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in the order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President. When acting as President, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the Chairman of the Board of Directors, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

     4.14 Compensation of Officers.

     The Board of Directors may empower the Compensation Committee, if any, or any other committee to determine and approve the salary of the Chief Executive Officer from time to time and to ratify the compensation of other executive officers of the corporation (as defined in bylaw 4.2) as determined by the Chief Executive Officer from time to time. No officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Director of the Corporation.

5. CONTRACTS, LOANS, CHECKS AND DEPOSITS;
SPECIAL CORPORATE ACTS

     5.1 Contracts.

     Except as otherwise provided by resolution of the Board of Directors, all contracts, deeds, leases, mortgages, and other agreements of the Corporation shall be executed on its behalf by the Chairman of the Board, Chief Executive Officer, or other persons to whom the Chairman of the Board or the Chief Executive Officer has delegated authority to execute such documents in accordance with the policies approved by the Board of Directors. The Board of Directors may authorize any other officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. The authorization may be general or confined to specific instances.

     5.2 Loans.

     No loans shall be contracted on behalf of the Corporation by anyone and no evidence of indebtedness shall be issued in the name of the Corporation unless authorized by resolution of the Board of Directors. The authorization may be general or confined to specific instances.

     5.3 Checks, Drafts, etc.

     All checks, drafts or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation, shall be signed by the officer or officers or agent or agents of the Corporation and in the manner as shall from time to time be determined by resolution of the Board of Directors or as designated by the Chairman of the Board of Directors or the Chief Executive Officer.

     5.4 Deposits.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in banks, trust companies, and other depositories as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer may select.

6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 Certificates for Shares.

(a)	Content. Certificates representing shares of the Corporation shall be in the form as shall be determined by the Board of Directors. Certificates shall at a minimum state on their face: (1) the name of the Corporation; (2) that the Corporation is formed under the laws of Montana; (3) the name of the person to whom issued; and (4) the number and class of shares and the designation of the series, if any, that the certificate represents. The Chairman of the Board or the Chief Executive Officer and the Secretary or

an assistant secretary shall sign the certificates, either manually or in facsimile, and may seal them with a corporate seal or a facsimile. The Secretary shall consecutively number or otherwise identify each certificate for shares.

(b)	Shareholder List. The Secretary shall maintain a shareholder list in the stock transfer books of the Corporation. The list shall include: the name and address of the person or entity to whom the shares represented are issued, the number of shares, and the date of issue.

(c)	Transferring Shares. Subject to any restrictions on the transfer of shares, all certificates surrendered to the Corporation for transfer shall be canceled and no certificate for a like number of shares shall be issued until the old certificate for a like number of shares has been surrendered and canceled; provided, however, that in case of a lost, destroyed, or mutilated certificate, the Corporation may issue a new certificate upon the terms and indemnity to the Corporation as the Board of Directors may prescribe.

     6.2 Transfer of Shares.

     Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of the shares or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney so authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for the shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner of the shares for all purposes.

     6.3 Restrictions on Transfer.

     The front or back side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by an agreement among shareholders or between shareholders and the Corporation upon the transfer of such shares.

     6.4 Consideration for Shares.

     Unless the Articles of Incorporation reserve to the shareholders the right to fix the consideration, the Board of Directors may from time to time authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. In the absence of fraud, the determination of the Board of Directors as to the adequacy of consideration for the issuance of shares shall be conclusive.

7. MISCELLANEOUS

     7.1 Dividends.

     The Board of Directors may, from time to time, declare and cause to be paid dividends on outstanding shares of the Corporation in cash, property, or shares of the Corporation, except when the Corporation is insolvent or when the payment of dividends would render the Corporation insolvent; provided, however, that the declaration and payment of dividends must comply with the requirements and restrictions contained in the Act.

     7.2 Corporate Seal.

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall be inscribed with the name of the Corporation and the state of incorporation.

     7.3 Books and Records.

     The Corporation shall keep a permanent record of the minutes of all meetings of shareholders and of the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors acting in place of the Board and on behalf of the Corporation. The Corporation shall maintain appropriate accounting records and such other records as are required by the Act to be kept by the Corporation at the principal office of the Corporation or at a location from which the records may be recovered within two (2) business days.

     7.4 Indemnification and Advance for Expenses.

(a)	Mandatory Indemnification. The Corporation shall indemnify a Director or former Director, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a Director of the Corporation against reasonable expenses incurred by him or her in connection with the proceeding.

(b)	Permissible Indemnification. The Corporation shall indemnify a Director or former Director made a party to a proceeding because he or she is or was a Director of the Corporation against liability incurred in the proceeding if a determination to indemnify him or her has been made in the manner prescribed by the Act and payment has been authorized in the manner prescribed by the Act.

(c)	Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of a final disposition of the proceeding if a determination to make the advance has been made in the manner prescribed by the Act and if payment of the advance has been authorized in the manner prescribed by the Act.

(d)	Indemnification of Officers, Agents and Employees. An officer of the Corporation who is not a Director is entitled to mandatory indemnification under this bylaw 7.4 to the same extent as a Director. The Corporation may also indemnify and advance expenses to an officer, employee, or agent of the Corporation who is not a Director to the same extent as a Director or to any extent, consistent with public policy, that may be provided by the general or specific action of the Board of Directors or by contract.

     7.5 Amending Bylaws.

     The Board of Directors may amend or repeal these bylaws at any regular or special meeting of the Board of Directors unless:

(a)	the Articles of Incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

(b)	the shareholders in amending, adding or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

     In the cases described in bylaw 7.5(a) and bylaw 7.5(b), the shareholders must approve of the amendment, addition, or repeal. The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

     7.6 Fiscal Year.

     The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

     7.7 Superseding Effect.

     These bylaws supersede and replace any and all pre-existing bylaws of the Corporation.

CERTIFICATE OF ADOPTION OF BYLAWS

     The undersigned Secretary of the above Montana Corporation does hereby certify that the foregoing bylaws were adopted this date and the same do now constitute the bylaws of the Corporation.

     DATED this 29th day of July, 2004.

/s/ Carol Stephens Donaldson CAROL STEPHENS DONALDSON, Secretary